JPMorgan Trust I

(the “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Frank J. Nasta, Julie A. Roach, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch and Michael M. D’Ambrosio, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statements of the Trust on Form N-14 under the Securities Act of 1933 relating to: (1) the acquisition by JPMorgan U.S. Large Cap Core Plus Fund of the assets of JPMorgan U.S. Dynamic Plus Fund and (2) the acquisition by JPMorgan Multi-Cap Market Neutral Fund of the assets of JPMorgan Research Market Neutral Fund, any and all Pre-Effective Amendments to said Registration Statements, any and all Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto , and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ John F. Finn	/s/ Marilyn McCoy
John F. Finn Trustee	Marilyn McCoy Trustee

/s/ Dr. Matthew Goldstein	/s/ Mitchell M. Merin
Dr. Matthew Goldstein Trustee	Mitchell M. Merin Trustee

/s/ Dennis P. Harrington	/s/ Robert A. Oden, Jr.
Dennis P. Harrington Trustee	Robert A. Oden, Jr. Trustee

/s/ Frankie D. Hughes	/s/ Marian U. Pardo
Frankie D. Hughes Trustee	Marian U. Pardo Trustee

/s/ Raymond Kanner
Raymond Kanner Trustee

/s/ Peter C. Marshall	/s/ James J. Schonbachler
Peter C. Marshall Trustee	James J. Schonbachler Trustee

/s/ Mary E. Martinez	/s/ Brian S. Shlissel
Mary E. Martinez Trustee	Brian S. Shlissel President and Principal Executive Officer

/s/ Mathew Plastina
Mathew Plastina Acting Treasurer and Principal Financial Officer

Dated: November 15, 2017